SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549



FORM 8-K



PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event report)   May 1, 1996




Commission File Number         0-12516






Dynamic Healthcare Technologies, Inc.


(Exact name of registrant as specified in its charter)





Nebraska
0-12516                                47-0643468

(State or other jurisdiction                 (Commission File
Number)                (IRS E.I.N.)

  of  Incorporation)





101 Southhall Lane, Suite 210                   Maitland,
Florida                32751

(Address of principal executive offices)		           (ZIP Code)





(407) 875-9991



(Registrant's telephone, including area code)





None



(Former name of former address, if changed from last report)









This report consists of  forty-one (41) pages.



The index to exhibit appears on page five (5).

FORM 8-K

DYNAMIC HEALTHCARE TECHNOLOGIES, INC.

MAY 1, 1996





Item 1.	Changes in Control of Registrant



	None.



Item 2.	Acquisition or Disposition of Assets



	On May 1, 1996 pursuant to the terms of a Merger Agreement by and among Dimensional Medicine, Inc. (LOTC: DIMM) of Minnetonka, Minnesota ("DMI"), National Computer Systems, Inc. (the principal shareholder of DMI), DMI Acquisition Corp. (a wholly owned subsidiary of the Registrant, hereafter "Newco"), and the Registrant, DMI was merged with and into Newco. Under the terms of the Merger Agreement the Registrant paid DMI's shareholders in the aggregate $550,200, retired approximately $600,000 of DMI's senior debt and $500,000 of DMI's previously outstanding
Line of Credit, and agreed to assume approximately $1,350,000 of DMI's other liabilities and costs. DMI shareholders maintain no continuing interest in the future of DMI or Newco. Funds for the transactions came from the Registrant's cash resources.
Terms of the Merger Agreement were based upon arms length negotiations.



Item 3.	Bankruptcy or Receivership



	None.



Item 4.	Changes in Registrant's Certifying Accountants



	None.



Item 5.	Other Events



	None.



Item 6.	Resignations of Registrant's Directors



	None.



Item 7.	Financial Statements and Exhibits



	(a)	Financial Statements of Businesses Acquired.



			The Registrant will file with the Commission the financial statements required by this item within 60 days after the date of this Form 8-K.



	(b)	ProForma Financial Information



			The Registrant will file with the Commission the financial statements required by this item within 60 days after the date of the Form 8-K.



	(c)	Exhibits

			Exhibit 2(a):	Merger Agreement among DMI Acquisition Corp.,
Dynamic Healthcare Technologies, Inc., National Computer
Systems, Inc., and Dimensional Medicine, Inc., dated February 5,
1996 (the "Merger Agreement").



			Exhibit 2(b):	Amendment to Merger Agreement, dated March 26,
1996.



			Exhibit 2(c):	Amendment No. 2 to Merger Agreement, dated May
1, 1996.



			Exhibit 2(d):	Articles of Merger and Agreement and Plan of
Merger between DMI Acquisition Corp. and Dimensional Medicine,
Inc., as filed with the Secretary of State of the State of
Florida, effective May 1, 1996.



Item 8.	Change in Fiscal Year



	None.

SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                    						DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
                    						(Registrant)






Date: May 14, 1996                		 /S/MITCHEL J.LASKEY
                               						Mitchel J. Laskey
                                     President, COO





Date: May 14, 1996                 		/S/PAUL S. GLOVER
                                     Paul S. Glover
                                     Vice President of Finance, CFO

				FORM 8-K

DYNAMIC HEALTHCARE TECHNOLOGIES, INC.



INDEX TO EXHIBITS





Description of Exhibits:								                       Page Number



Exhibit 2(a):		Merger Agreement among DMI                   6
               Acquisition Corp.,	Dynamic
               Healthcare Technologies, Inc.,
               National Computer Systems, Inc.,
               and Dimensional Medicine,	Inc.,
               dated February 5, 1996 (the "Merger
            			Agreement").


Exhibit 2(b):		Amendment to Merger Agreement,              32
               dated March 26,	1996.


Exhibit 2(c):		Amendment No. 2 to Merger Agreement,        34
               dated May 1,	1996.


Exhibit 2(d):		Articles of Merger and Agreement            36
               and Plan of Merger	between DMI
               Acquisition Corp. and Dimensional
            			Medicine, Inc., as filed with the
               Secretary of State of the State of
               Florida, effective May 1, 1996.

                                               										Execution Copy







                                MERGER



                              AGREEMENT



                            by and among





                       DMI ACQUISITION CORP.,

                  a Florida corporation ("Newco"),



               DYNAMIC HEALTHCARE TECHNOLOGIES, INC.

                 a Nebraska corporation ("DHT")



                 NATIONAL COMPUTER SYSTEMS, INC.

                 a Minnesota corporation ("NCS")



                            and



                 DIMENSIONAL MEDICINE, INC.

           a Minnesota corporation (the "Corporation")



                            Dated



                      February 5, 1996

ARTICLE 1



THE MERGER



1.1	The Merger										1

1.2	Disseneter Rights										2



ARTICLE 2



CLOSING



2.1	The Closing 										2



ARTICLE 3



REPRESENTATIONS AND WARRANTIES



3.1	Representations and Warranties of the Corporation						2

	(a)	Organization and Good Standing							2

	(b)	Articles of Incorporation, Bylaws and Corporate Minutes				3

	(c)	Capitalization of Corporation							3

	(d)	Athority										3

	(e)	Insolvency Proceedings								3

	(f)	Governmental Authorities 							3

	(g)	Balance Sheet and No Material Changes						4

	(h)	Accounts Receivable								4

	(i)	Absence of Undisclosed Liabilities							5

	(j)	Changes										5

	(k)	Title and Related Matters								6

	(l)	Patents and Trademarks								6

	(m)	Tax Matters									7

	(n)	Broker										7

	(o)	Disclosure									7

	(p)	Agreements; Action								7

	(q)	Litigation and Proceedings							8

	(r)	Insurance									9

	(s)	Illicit Activities									9

	(t)	Claims										9

	(u)	Reports										9

	(v)	Governmental Approvals								10

	(w)	Employees and Employer Benefits Plans						10

	(x)	Labor Relations									10

	(y)	Fees, Commissions and Royalties							10

	(z)	Environmental Matters								10

	(aa)	FDA Regulation									11

	(bb)	Subsidiaries									11

	(cc)	Software										11



3.2	Representations and Warranties of NCS 							11

	(a)	Representations and Warranties of the
Corporation					11

	(b)	Authority									12

	(c)	Share Ownership									12



3.3	Representations and Warranties of Newco							12

	(a)	Organization and Good Standing							12

	(b)	Authority									12

	(c)	Disclosure									12

	(d)	No Brokerage									13



ARTICLE 4



COVENANTS



4.1	Access											13

4.2	Conduct of Business									13

4.3	Negative Covenants									13

4.4	Satisfaction of Conditions									14

4.5	Consents										14

4.6	Voting											14

4.7	Tax Sharing Agreement									14

4.8	Employee Benefit Plans									14

4.9	Confidentiality										15

4.10	No Solicitation										15

4.11	Covenants of the Corporation								15



ARTICLE 5



CONDITIONS PRECEDENT TO CLOSING



5.1	Conditions Precedent to the Obligations of Newco						15

	(a)	Representations True at Closing							16

	(b)	Compliance with Conditions of Agreement						16

	(c)	Lack of Material adverse Change							16

	(d)	Compliance Certificate from Corporation						16

	(e)	Board and Shareholder Approval							16

	(f)	Secretary's Certificate from Corporation						16

	(g)	Secretary's Certificate from NCS							16

	(h)	Compliance Certificate from NCS							16

	(i)	Opinion of Counsel								16

	(j)	Information									16

	(k)	Employee Benefit Plans								17

	(l)	Service Agreement								17

	(m) 	Security Interest 									17

	(n)	General Assignment								17

	(o)	Absence of Litigation or Claim							17

	(p)	All Proceedings to be Satisfactory							17

	(q)	Consents									17



5.2	Conditions Precedent to Obligations of Corporation and
NCS					17

	(a)	Representations True at Closing							17

		(b)	Compliance with Conditions of Agreement					18

		(c)	Norwest Bank								18

		(d)	Lease Commitment							18

		(e)	Promissory Note								18

		(f)	Opinion of Counsel							18

		(g)	Customer Support Agreements						18

		(h)	Compliance Certificate from Newco					18

		(i)	Secretary's Certificate from Newco						18

		(j)	Absence of Litigation or Claim						18

		(k)	All Proceedings to be Satsfactory						19

		(l)	Shareholder Approval							19



ARTICLE 6



INDEMNIFICATION



6.1	Indemnification  										19



ARTICLE 7



MISCELLANEOUS PROVISIONS



7.1	Survival of Representations and Warranties							21

7.2	Notices											21

7.3	Notification of Certain Matters								22

7.4	Termination										22

7.5	Knowledge										23

7.6	No Assignment										23

7.7	Severability										23

7.8	Governing Law										23

7.9	Schedules										23

7.10	Incorporation and Amendment								23

7.11	Remedies										24

7.12	Waiver											24

7.13	Headings										24

7.14	Further Action										24

7.15	Counterparts										24

7.16	Venue											24

7.17	Public Announcements									24

EXHIBITS





A	Florida Agreement and Plan of Merger



B	Minnesota Agreement and Plan of Merger



C	Opinion of Lindquist & Vennum



D	Opinion of Cohen, Berke, Bernstein, Brodie,

	Kondell & Laszlo, P.A.



E	Letter Agreement

SCHEDULES



3.1(a)	States in Which Qualified to Do Business

3.1(c)	Outstanding Subscriptions, Warrants, Options and
Commitments

3.1(f)	Required Filings with Governmental Authorities

3.1(g)	Financial Statements

3.1(h)	Accounts Receivables

3.1(j)	Changes

3.1(k)	Tangible Property

3.1(l) 	Patents and Trademarks

3.1(m) 	Tax Matters

3.1(n)	Brokers

3.1(p)	Agreements; Actions

3.1(q)	Pending or Threatened Litigation

3.1(r)	Insurance

3.1(t) 	Claims

3.1(w) 	Employee Benefit Plans

3.1(y) 	Fees, Commissions and Royalties

3.1(aa) 	FDA Matters

3.1(bb) 	Subsidiaries

3.1(cc) 	Software Rights

5.2(d)	Lease Commitments

MERGER AGREEMENT





	THIS AGREEMENT is made and entered into as of 5th February, 1996, by and among DMI ACQUISITION CORP., a Florida corporation
("Newco"), DYNAMIC HEALTHCARE TECHNOLOGIES, INC., a Nebraska corporation ("DHT"), NATIONAL COMPUTER SYSTEMS, INC., a
Minnesota corporation ("NCS") and DIMENSIONAL MEDICINE INC., a
Minnesota corporation (the "Corporation").



W I T N E S S E T H:



	WHEREAS, the Corporation has 50,000,000 shares of common stock (the "Common Stock"), $.15 par value per share, authorized, of which 32,533,460 shares are issued and outstanding;



	WHEREAS, NCS owns 27,653,441 shares of Common Stock constituting 85% of the issued and outstanding Common Stock (the
"Majority Shares");



	WHEREAS, Newco is a newly formed Florida corporation and a wholly owned subsidiary of DHT.



	WHEREAS, the parties hereto each desire that the Corporation be merged with and into Newco and that the holders of the Common
Stock of the Corporation shall receive in exchange for such shares the consideration set forth herein.



 	NOW, THEREFORE, in consideration of the foregoing, and the mutual representations, warranties, covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



ARTICLE 1



THE MERGER



	1.1	The Merger.  Subject to the terms and conditions set forth
herein, the Corporation will be merged with and into Newco (the
"Merger"), and in accordance with the Florida Business
Corporation Act ("FBCA") and the Minnesota Business Corporation
Act ("MBCA") the separate corporate existence of the Corporation shall cease and Newco shall be the surviving corporation in the Merger. An Agreement and Plan of Merger in accordance with the FBCA (the "Florida Agreement of Merger"), in the form attached hereto as Exhibit "A," and an Agreement and Plan of Merger in accordance with the MBCA (the "Minnesota Agreement of Merger"), in the form attached hereto as Exhibit "B" (the Minnesota
Agreement of Merger and the Florida Agreement of Merger may be referred to herein collectively, as the "Agreement of Merger") shall be executed and delivered concurrently with the Closing.
Pursuant to the terms contained in the Agreement of Merger, the consideration paid for (a) the shares of the Corporation's
Common Stock owned by NCS shall be cash in the amount of $355,000; and (b) the remaining 4,880,019 outstanding shares of the Corporation's Common Stock shall be $.04 per share or an aggregate of $195,000. The Agreement of Merger provides for the terms of the Merger, the mode of carrying the same into effect and the manner of converting the Corporation's Common Stock into the consideration set forth therein. The "Effective Date" shall be the date set forth as such in the Florida Agreement of Merger and theMinnesota Agreement of Merger. On the "Effective Date," each and every share of the Corporation's Common Stock and other capital stock of the Corporation, if any, and any and all options, warrants or other commitments to purchase or acquire shares of the capital stock of the Corporation shall be cancelled, terminated and of no further force or effect.

	1.2	Dissenter Rights.  In the event a shareholder of the
Corporation exercises such shareholder's right to dissent to the Merger, pursuant to applicable state law, the Corporation shall promptly notify Newco in writing of such exercise of dissenter's rights. The Corporation shall not settle, compromise, or pay any dissenter rights without the prior written consent of Newco and consultation therewith.



ARTICLE 2



CLOSING



	2.1	The Closing.  The consummation of the transactions
contemplated by this Agreement (the "Closing") shall take place at Miami, Florida at 10:00 a.m. in the offices of Cohen, Berke, Bernstein, Brodie, Kondell & Laszlo, P.A. at 2601 South Bayshore Drive, 19th Floor, Miami, Florida, or any other place agreed to by the parties, within forty-eight (48) hours after the approval of the Merger by the Corporation's shareholders and all other closing conditions are met. Such shareholder approval will be sought at the earliest date practicable but in no event later than May 15, 1996. Executed documents may be held in escrow, as the parties agree, pending the satisfaction of any conditions to close. The date of the Closing shall be referred to as the "Closing Date".



ARTICLE 3



REPRESENTATIONS AND WARRANTIES



	3.1	Representations and Warranties of the Corporation.  The
Corporation, hereby makes the following representations and warranties to Newco:



		(a)	Organization and Good Standing.  The Corporation is a
corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota; the Corporation has all requisite corporate power, franchises, licenses and authority to own, lease and operate its business as it is being conducted; and the Corporation is duly qualified to do business in all states where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the properties, operations, business or financial condition of the Corporation, as set forth on Schedule 3.1(a) hereto;



		(b)	Articles of Incorporation, Bylaws and Corporate Minutes.
Copies of the Articles of Incorporation and Bylaws of the Corporation and all amendments and restatements thereto delivered to Newco are true, correct and complete copies thereof and have not been amended since such delivery.



		(c)	Capitalization of Corporation.  (i) The authorized and
outstanding capital stock of the Corporation is as follows:



		Number of Shares					    	                                   Shares
    Authorized        		Class of Stock	     	Par Value	      Outstanding

    50,000,000	 	           Common		           $.15	         32,533,460



			Except as described on Schedule 3.1(c) hereto, there are not currently outstanding, any subscriptions, warrants, or options or other commitments (including conversion or preemptive
rights), with respect to the purchase or acquisition from the
Corporation of any shares of its capital stock.  As of the
Effective Date all such subscriptions, warrants, options or
other commitments shall be cancelled, terminated and of no
further force or effect.

		(d) 	Authority.  The Corporation has all requisite legal and
corporate power necessary to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.
 The execution, delivery and performance of this Agreement shall not (i) result in the breach or violation of any term or provision of or constitute a default under or conflict with any term or provision of the Corporation's Articles of Incorporation, as amended, or By-Laws, as amended, or any material contract, agreement, lease, commitment, license, franchise, permit, authorization or concession to which the Corporation is a party or by which the Corporation is bound, or constitute an event which with notice, lapse of time, or both, would result in any such breach, violation or default, or (ii) result in the violation by the Corporation of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or constitute an event which with notice, lapse of time, or both, would result in any such violation. The execution, delivery and performance of the obligations of Corporation under this Agreement has been duly and effectively authorized by the Corporation's Board of Directors and will be on the Closing Date duly and effectively authorized by the Corporation's Board of Directors and shareholders, and no further corporate authority therefor or approval thereof is required by law.



		(e)	Insolvency Proceedings.  No insolvency proceedings,
including bankruptcy, receivership, reorganization, composition or arrangement with creditors, are pending or, to the Corporation knowledge and belief threatened against Corporation except as disclosed herein. Furthermore, the Corporation shall not institute any such action, in any form whatsoever, prior to Closing, unless specifically consented to by Newco in writing.



		(f)	Governmental Authorities.  Except as identified on
Schedule 3.1(f), the Corporation is not required to submit any notice, report or other filing to any governmental or regulatory agency, nor is any notice or report required to be obtained by the Corporation in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.



		(g)	Balance Sheet and No Material Changes



			(1)	Corporation has heretofore furnished Buyer with its Form
10-K for the year ended March 31, 1995, containing the audited financial statements of the Corporation including the
Corporation's balance sheets as of March 31, 1995 and March 31,
1994 (the "Balance Sheet"), and the related statements of
operations, shareholders' equity and cash flows, for the period ended March 31, 1995, audited by Ernst & Young, LLP, certified public accountants, and its Form 10-Q for the quarter ended
December 31, 1995, containing internally prepared unaudited
balance sheets andincome statements dated as of December 31,
1995, copies of which are attached hereto as Schedule 3.1(g))
(collectively, the "Financial Statements").  The Financial
Statements, including the footnotes thereto to the extent
appended, except as indicated therein, have been prepared in accordance with generally accepted accounting principles
("GAAP") consistently followed through the periods indicated.



		The Financial Statements fairly represent the financial condition of the Corporation as of the date thereof and, except as indicated therein, reflects all claims against and all debts and liabilities of the Corporation required to be reported under GAAP, fixed or contingent, as of the respective date thereof and the related statements of income, statements of cash flow, shareholders' equity and changes in financial position fairly present the results of the operations of the Corporation and the changes in the Corporation's financial position for the period indicated. Since the Balance Sheet date, except as disclosed on any schedule hereto there has been (i) no material adverse change in the assets or liabilities, or in the business or condition of the Corporation, financial or otherwise, or the result of operations of the Corporation, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, casualty, labor, Act of God or other public force or otherwise, and (ii) no change in the assets or liabilities or in the business or condition of the Corporation, financial or otherwise, or in the results of operations or prospects of the Corporation, except in the ordinary course of business; and (iii) no factor or condition exists or, to the Corporation's knowledge and belief, is contemplated or threatened, which might cause such a change in the future except as disclosed on any schedule hereto, and (iv) no dividends or other distributions have been paid or made upon any shares of capital stock of the Corporation nor have any shares of capital stock of the Corporation been redeemed, retired, purchased or acquired for value by the Corporation.

		(h)	Accounts Receivable.  Except as otherwise set forth in
Schedule 3.1(h), none of the accounts receivable of the Corporation are subject to any stated claim of offset, recoupment, setoff or counterclaim, and the Corporation has no knowledge of any facts or circumstances giving rise to such claim. Furthermore, except as set forth on Schedule 3(h), no such account receivable is contingent upon the performance by the Corporation of any obligation or contract. Except as otherwise set forth in Schedule 3.1(h), no person has any lien on such receivables or any part thereof, no agreement for deduction, free goods, discount or other deferred price has been made with respect to any of such accounts receivable.



		(i)	Absence of Undisclosed Liabilities.  The Corporation
represents and covenants that there are not presently, nor were there as of the dates of the Financial Statements, any liabilities or commitments, accrued absolute, contingent or otherwise, of the Corporation, except liabilities or commitments
(i) reflected on the Financial Statements; (ii) liabilities or commitments incurred by the Corporation in the ordinary course of its business since the date of the Financial Statements which in the aggregate do not exceed $15,000; or (iii) liabilities and commitments identified in this Agreement or any schedule or exhibit hereto.



		(j)	Changes.  Since Balance Sheet date, except as disclosed in
Schedule 3.1(j), there has not been:



			(1)	any change in the assets, liabilities, condition
(financial or otherwise), affairs, earnings, business, operations, or prospects of the Corporation except for changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse;



			(2)	any change in the liabilities or obligations of the
Corporation, contingent or otherwise, whether due or to become due, whether by way of guaranty, endorsement, indemnity,
warranty, or otherwise, except current liabilities incurred in the ordinary course of business, none of which materially and adversely affects the business, prospects, condition, affairs, properties or assets of the Corporation;



			(3)	any damage, destruction or loss, whether or not covered
by insurance, materially and adversely affecting the properties, operation or business of the Corporation;



			(4)	any waiver by the Corporation of a valuable right or of a
material debt owed to it;



			(5)	any loans made by the Corporation to its employees,
officers, or directors other than advances of expenses made in the ordinary course of business;



			(6)	any declaration or payment of any dividend or other
distribution of the assets of the Corporation or any direct or indirect redemption, purchase or acquisition of any securities of the Corporation;



			(7)	any labor organization activity or organized labor
trouble;



			(8)	any sale, transfer, or lease of any of the Corporation's
assets except in the ordinary course of business or any mortgage or pledge of or lien imposed upon any of the Corporation's
assets;



			(9)	to the best of the Corporation's knowledge, any other
event or condition of any character which has materially and adversely affected the business, prospects, condition, affairs, operations, properties or assets of the Corporation;



			(10)	any increase in compensation of any of its existing
officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of business;



			(11)	the resignation or termination of John Paumen, John
McGibbon, Valerie McGibbon, Clark Zumbach, Mark Blatzheim or Ken
Waldbillig;

			(12)	any change in the accounting methods or practices
followed by the Corporation;



			(13)	any issuance of any stock, bonds, or other securities of
the Corporation or options, warrants, or rights or agreements or commitments to purchase or issue such securities or grant such options, warrants or rights; or



			(14)	any agreement by the Corporation to do or enter into any
of the foregoing.



		(k)	Title and Related Matters.  Schedule 3.1 (k) is a true and
correct listing of all categories and the net book value of all tangible property (real and personal) owned or leased by the Corporation which are not set forth on the Financial Statements.
 The Corporation has good andmarketable title to all of the assets free and clear of all mortgages, liens, pledges, charges and encumbrances, easements, liabilities, or any other adverse claims of every kind or character, except as so indicated on
Schedule 3.1(k). All of the assets necessary for the operation of the Corporation's business, including real and personal property and leasehold interests, of the Corporation are in good and satisfactory working condition.



		(l)	Patents and Trademarks.  Schedule 3.1(l) contains a true
and correct list of all registered patents, patent applications, trademarks, trade names, copyrights, intellectual properties or service marks owned by or registered in the name of the Corporation. Furthermore, except as shown on Schedule 3.1(l), there are no material unregistered patents, patent applications, trademarks, tradenames, copyrights, intellectual properties or servicemarks owned by the Corporation. Except as shown on
Schedule 3.1(l), there are no outstanding claims, liens, encumbrances, options, licenses, or agreements of any kind relating to the foregoing, nor is the Corporation bound by or party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. To its best knowledge and belief, the Corporation has sufficient title and ownership of all patents, licenses, trademarks, servicemarks, trade names, copyrights to conduct its business as now operated without any conflict with or infringement of the rights of others. To the knowledge and belief of the Corporation, the Corporation has not infringed or violated in any way any valid patent, trademark, trade name or copyright of others, nor has the Corporation received any notice, claim or protest respecting any such violation or infringement. The Corporation is not aware that any of its employees is obligated under any contract
(including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Corporation or that would conflict with the Corporation's business as currently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Corporation's business by the employees of the Corporation, nor the conduct of the Corporation's business as currently conducted, will, to the Corporation's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.
The Corporation does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Corporation.



		(m)	Tax Matters.  Except as set forth on Schedule 3.1(m), the
Corporation has filed or caused to be filed, within the times and within the manner prescribed by law, all Federal, state, local and foreign tax returns and reports heretofore required to be filed by it, and has no current extensions for the filing of any such returns or reports, or delinquent liabilities. To the Corporation's best knowledge and belief, such returns and reports reflect accurately all tax liability of the Corporation for the periods covered thereby. All Federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by, or due from, the Corporation (including for this purpose any subsidiary of the Corporation, for such taxable period or periods in which such former subsidiary was an affiliated group as defined in Section 1504(a) of the Internal
Revenue Code of 1986, as amended, of which the Corporation was a member) has been fully paid or adequately disclosed and fully provided for in the books and financial statements of the Corporation. No examination of any tax return of the Corporation is currently in progress or has been noticed except as set forth on Schedule 3.1(m).
There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Corporation.



		(n)	Broker.  No agent, broker or other person acting pursuant
to authority of Corporation is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement, except as disclosed on Schedule 3.1(n).



		(o)	Disclosure.  No representation, statement or information
which has been or shall be made or furnished by the Corporation to Newco, including but not limited to those contained in this Agreement and the schedules hereto and/or any other schedules, listings or other written information furnished by Corporation, contains, or shall contain, any untrue statement of material fact or omits or shall omit any material fact necessary to make the information contained in such representation, or information, in light of the circumstances under which they were made not misleading.



		(p)	Agreements; Action.



			(1)	Except as listed on Schedule 3.1(p) hereto, there are no
agreements, understandings, instruments, contracts, or proposed transactions between the Corporation and the NCS.



			(2)	Except as listed on Schedule 3.1(p) hereto, there are no
agreements, understandings, instruments, contracts, proposed transactions to which the Corporation is a party or by which it is bound which (a) involve obligations (contingent or otherwise)
of, or payments to the Corporation in excess of, $15,000, (b)
are material to the conduct and operations of the Corporation's business or properties, including, without limitation, the
license of any patent, copyright, trade secret, or other
proprietary rights to or from the Corporation or provisions
restricting or affecting the development, manufacture, or
distribution of the Corporation's products or services, (c)
involve any employment or consulting arrangement, whether
written or oral, between the Corporation and any person or (d)
provide for the grant to any person of a right to cause the
Corporation to register any securities of the Company for sale.



			(3)	Since the date of the Financial Statements, except as
listed on Schedule 3.1(p) hereto, the Corporation has not (a)
declared or paid any dividends, or authorized or made any
distribution upon or with respect to any class or series of its capital stock, (b) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $15,000 or, in the case of indebtedness and/or liabilities individually less than $15,000, in excess of $15,000 in the aggregate, (c) made any loans or advances to any person, other than ordinary
advances for travel expenses, or (d) sold, exchanged, or
otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.



			(4)	For the purposes of subsections (2) and (3) above, all
indebtedness, liabilities, agreements, understandings,
instruments, contracts, and proposed transactions involving the same person or entity (including persons or entities the
Corporation has reason to believe are affiliated therewith)
shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.



			(5)	The Corporation is not a party to any indenture, loan or
credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which has a material adverse effect on the Corporation or limits or
restricts the ability of the Corporation to carry out its
obligations under this Agreement.  The Corporation is not in material default in any respect in the performance, observance or fulfillment of any of the obligations,covenants or conditions contained in any agreement or instrument material to its
business to which it is a party.



		(q)	Litigation and Proceedings.  There is no suit, arbitration
or legal proceeding or investigation pending or, to the Corporation's knowledge and belief any threatened or contemplated suit, arbitration, legal proceeding or investigation, either administrative or judicial, relating to the Corporation or its business, the contracts set forth on
Schedule 3.1(p) hereto or the transactions contemplated by this Agreement which if determined or resolved adversely to the Corporation may reasonably be expected to have a materially adverse effect on the properties, operations, business or financial condition of the Corporation, except as set forth and described in Schedule 3.1(q). The Corporation is not, to its best knowledge and belief, the subject of any investigation or proceeding by any governmental body relating to its business.
The Corporation is not subject to, nor in default of, any indictment, order or award of any court, arbitrator or governmental body, domestic or foreign, relating to its business.



		(r)	Insurance.  The insurance policies owned by the
Corporation are valid and enforceable in accordance with their terms and are now outstanding, duly in force, and provide adequate insurance for the Corporation's business and the Corporation's assets. Schedule 3.1(r) sets forth a list of all insurance policies owned by the Corporation, the identity of the insurance company, the type and amount of coverage, the expiration dates of the policies, the parties insured, and the amount of premiums for the respective policies.



		(s)	Illicit Activities.  Neither Corporation nor, to the
Corporation's best knowledge and belief, any of the Corporation's directors, officers or employees have, in connection with the operation of its business:



			(i)	Made any illegal political contributions from the
Corporation's assets; or



			(ii)	Been involved in the disbursement or receipt of
corporate funds outside the normal systems of accountability; or



			(iii)	Made or received payments, whether directly or
indirectly, to or from foreign or domestic governments, officials, employees or agents for purposes other than the satisfaction of lawful obligations, or been involved in any transaction that has as its intended effect the transfer of the Corporation's assets in the manner described; or



			(iv)	Been involved in the improper or inaccurate recording of
payments and receipts on the books of the Corporation or any other matters of a similar nature involving disbursements of the
Corporation's assets.



		(t)	Claims.  Schedule 3.1(t) contains a true and complete list
of all claims in excess of Five Thousand Dollars ($5,000.00) which have been asserted in respect of the Corporation's business since January 1, 1992, with respect to any express or implied representation, warranty, agreement or guarantee made
(or claimed to have been made), or imposed, or asserted to be imposed by operation of law, in connection with any product or service provided by, or sold in the course of, the Corporation's business, and a summary description of the status or disposition of each such claim. All of such claims were and are covered under the professional liability insurance policies, self-insurance programs or reserves of the Corporation.



		(u)	Reports.  The Corporation has furnished an accurate and
complete copy of each registration statement, report and proxy statement filed by the Corporation with the Securities and Exchange Commission (the "Commission") since December 31, 1992
(collectively, the "SEC Reports"). None of such SEC Reports contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since
December 31, 1992, the Corporation has filed all required forms, reports and documents with the Commission required to be filed by it pursuant to the Securities Act of 1933, as amended (the
"Securities Act") and the Exchange Act of 1934, as amended (the
"Exchange Act"), all of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act.



		(v)	Governmental Approvals.  The Corporation has, to its best
knowledge and belief, taken all necessary actions to provide that in the conduct of its business, the use and occupancy by the Corporation of all facilities and properties upon which the operations of its business are conducted and the products developed or services provided in the conduct of its business is and shall continue to be in compliance in all respects with all

Federal, state, county, local or other governmental statutes and ordinances, and with all rules and regulations of all Federal, state, county, local and other governmental agencies and bodies, applicable to it, and to the conduct of its business where non-compliance may reasonable be expected to have a material adverse effect on the properties, operations, business or financial condition of the Corporation.



		(w)	Employees and Employer Benefit Plans.  The Corporation has
no employee benefit plan of any kind or nature except as set forth on Schedule 3.1(w).



		(x)	Labor Relations.  There has not been, nor is there
threatened, any strike, slowdown, picketing or work stoppage by any union against the Corporation's premises or products, any secondary boycott with respect to the Corporation or its products, any lockout by the Corporation of any of its employees or any other labor trouble or other occurrence, event or condition of a similar character affecting, or which may affect, the operations or conditions of the Corporation.



		(y)	Fees, Commissions and Royalties.  Corporation has no
relationship with any distributor, agent, employee or other representative anywhere in the world which is entitled to fees, commissions, royalties or any other payments as a result of the sale of the Corporation's securities, products, services, or pursuant to its on going business, except as disclosed in
Schedule 3.1(y);



		(z)	Environmental Matters.  The Corporation has, to its best
knowledge and belief, all governmental licenses and permits necessary in order to conduct its business and where the failure to have such permit or license would have a materially adverse effect on the properties, operations, business or financial condition of the Corporation, including any such licenses or permits required for the storage, treatment and disposal of any materials defined as "hazardous substances" under the Federal
Comprehensive Environmental Response Compensation and Liability
Act ("CERCLA") and similar state laws: (i) to or at any location other than a site lawfully permitted to receive such hazardous waste, hazardous substances or other material which may constitute an environmental hazard for such purposes, (ii) to or at any location designated for remedial action pursuant to CERCLA or any similar state laws, or (iii) not in contravention of any environmental laws, regulations, ordinances or rules.
The Corporation has not discharged, dumped, buried, spilled or otherwise released any hazardous substances, or any other material which may constitute an environmental hazard, into or on any property or facility which the Corporation owns, leases or operates, including the soil, surface water and ground water, in violation of any environmental laws,regulations, ordinances or rules. To the Corporation's knowledge and belief, no inspection, audit, or other investigation has been conducted as to the quality of the air, surface or sub-surface conditions at any property or facility which the Corporation owns, leases or operates, by any person, including governmental agencies. The
Corporation has not received (i) any notice that any person, including governmental agencies, proposes to carry out an inspection, audit or other investigation of or at any property or facility which the Corporation owns, leases or operates, (ii) any notice that conditions at any such property or facility are in violation of any environmental laws, regulations, ordinances or rules, or (iii) any notice (including requests for information) from any person, including governmental agencies, asserting that the Corporation is or may be a "potentially responsible party" or otherwise liable with respect to a remedial action or the payment of response costs at a waste storage, treatment or disposal facility, pursuant to CERCLA or any similar state laws.



		(aa)	FDA Regulation.  Except as provided in Schedule 3.1(aa),
the Corporation's business as presently conducted, complies with all applicable regulations promulgated by the United States Food and Drug Administration (the "FDA") when noncompliance may reasonably be expected to have a materially adverse effect on the properties, operation, business or financial condition of the Corporation. The Corporation has filed with and received approval from the FDA with respect to 510(k) Reports relating to the Corporation's products marketed under the name "Maxiview"
"Maxfile" and "Powerstation," respectively.



		(bb)	Subsidiaries.  Except as listed on Exhibit 3.1(bb)
hereto, the Corporation does not presently own or control directly or indirectly any interest in any other corporation, association, or other business entity.

		(cc)	Software.  The Corporation has complete and exclusive
right, title, and interest in and to all tangible and intangible property rights existing in the software listed on Schedule
3.1(cc) hereto (the "Software"). The Software has either been acquired or developed by the Corporation entirely through its own efforts for its own account and the Software is free and clear of all liens, claims, co-ownership rights of any kind or nature, encumbrances, or equities whatsoever of any third party except as set forth on Schedule 3.1(cc). The Software does not infringe any patent, copyright, or trade secret of any third party; the Software is fully eligible for protection under applicable copyright law and has not been forfeited to the public domain; and the source code and system specifications for the Software have been maintained in confidence or when disclosed been subject to a confidentiality agreement. All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Software either (1) have been party to a for-hire relationship with the Corporation that has accorded the Corporation full, effective, and exclusive original ownership of all tangible and intangible property thereby arising with respect to the Software, or (2) have executed appropriate instruments of assignment in favor of the Corporation as assignee that have conveyed to the Corporation full, effective, and exclusive ownership of all tangible and intangible property thereby arising with respect to the Software. There are no agreements or arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the Software by any independent salesperson, distributor, sublicensor, or other remarketer or sales organization except as set forth on Schedule 3.1(cc).



	3.2	Representations and Warranties of NCS.   NCS makes the
following representations and warranties to Newco:



		(a)	Representations and Warranties of the Corporation.  To
NCS's knowledge, the representations and warranties of the Corporation are true and correct.



		(b)	Authority.  NCS has all requisite legal and corporate
power necessary to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement shall not
(i) result in the breach or violation of any term or provision of or constitute a default under or conflict with any term or provision of NCS's Articles of Incorporation, as amended, or By-Laws, as amended, or any material contract, agreement, lease, commitment, license, franchise, permit, authorization or concession to which NCS is a party or by which NCS is bound, or constitute an event which with notice, lapse of time, or both, would result in any such breach, violation or default, or (ii) result in the violation by NCS of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or constitute an event which with notice, lapse of time, or both, would result in any such violation. The execution, delivery and performance of the obligations of NCS under this Agreement has been, and will be on the Closing Date, duly and effectively authorized by NCS and no further corporate authority therefor or approval thereof is required by law.



		(c)	Share Ownership.  NCS is not a party or subject to any
agreement or understanding, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to the Majority Shares. NCS is the lawful owner of, and has good and marketable title to the Majority Shares, free and clear of any mortgages, pledges, claims, liens, charges or encumbrances of any kind.



	3.3	Representations and Warranties of Newco.  Newco makes the
following representations and warranties to the Corporation and
NCS:



		(a)	Organization and Good Standing.  Newco is a corporation
duly organized, validly existing and in good standing under the laws of the State of Nebraska and is duly qualified to do business in all states where its activities make such qualification necessary.



		(b)	Authority.  Newco has full power and has taken all
corporate action necessary to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.
 The execution, delivery and performance of this Agreement shall not (i) result in the breach or violation of any term or provision of or constitute a default under or conflict with any term or provision of its Articles of Incorporation, as amended, or By-Laws, as amended, or any material contract, agreement, lease, commitment, license, franchise, permit, authorization, or concession to which it is a party or by which it is bound, or constitute an event which with notice, lapse of time, or both, would result in any such breach, violation or default, or (ii) result in the violation by it of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or constitute an event which with notice, lapse of time, or both, would result in any such violation. The execution, delivery and performance of the obligations of Newco under this Agreement has been duly and effectively authorized by Newco's
Board of Directors and no further corporate authority therefor or approval thereof is required by law. This Agreement constitutes a valid and binding agreement of Newco.



		(c)	Disclosure.  No representation, statement or information
which has been or shall be made to Corporation or NCS in or pursuant to this Agreement or in connection with preparation of materials for submission to the Corporation's shareholders contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.



		(d)	No Brokerage.  Newco has not employed any broker or finder
or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.



ARTICLE 4



COVENANTS



	4.1	Access.  The Corporation shall give to Newco, from and
after the date of execution of the Agreement until the Closing, access to its premises during normal business hours in order to enable Newco to inspect its business. The Corporation shall make available for review all information in its possession reasonably requested by Newco which is related to its business.
The Corporation shall also permit Newco to meet with and question their independent certified public accountants and other advisors. The parties acknowledge that said activities shall be conducted during normal business hours and shall not disrupt or interfere with the conduct of the Corporation's business.



	4.2	Conduct of Business.  From the date hereof, until Closing,
the Corporation shall: (a) provide Newco with weekly written or telephonic reports relating to the Corporation's business operations and with such information as Newco reasonably requests in writing, telephonically or at a meeting, (b) enter into joint marketing activities with Newco in accordance with the terms of a letter agreement attached hereto as Exhibit "E" pursuant to which Newco shall receive thirty (30%) percent of all net licensing fees, (c) operate and conduct its business in a reasonable diligent manner and in the ordinary course consistent with past custom and practice; (d) use best efforts to maintain and safeguard its properties; (c) use best efforts to preserve intact its organization and personnel; (e) use best efforts to preserve intact its relationships with vendors, customers and others having business relations with them; (f) carry insurance, including liability insurance, in character and amount in accordance with past custom and practice; (g) notify
Newco of any lawsuits, claims, proceedings or investigations that are instituted against them, their officers or directors, or, to their knowledge, threatened against them, their officers or directors; and (h) use reasonable best efforts to comply in all material respects with all material laws, rules, regulations and governmental authorities applicable to it and to the conduct of its business.



	4.3	Negative Covenants.  The Corporation covenants and agrees
that, from the date hereof until the Closing Date, it shall not without the prior written consent of Newco or DHT, where such consent may be granted or withheld at the sole discretion of Newco or DHT, (a) make any changes to its Articles of Incorporation or By-Laws; (b) borrow money without the consent of Newco; (c) sell, transfer, assign, mortgage, pledge, encumber, or permit the creation of any lien or security interest with respect to, any assets or properties; (d) make any material investment or expenditure of a capital nature greater than $15,000; (e) enter into any material contracts or commitments for greater than $15,000; (f) hire additional management personnel earning an annual salary greater than $25,000 or terminate existing management employees as identified in Section 3.1(j)(ii) herein; (g) enter into any joint venture, licensing, partnership or other similar agreement with any party or modify, assign or hypothecate any existing agreements; (h) declare any dividends or make other distributions with respect to its capital stock; (i) authorize, issue, sell or exchange any debt or equity securities, or any stock options or warrants; (j) make loans, advances or prepayments or extend credit to any of its shareholders, officers or directors except current credit agreements; or (k) sell, discount for cash or factor accounts receivable or enter into similar transactions.



	4.4	Satisfaction of Conditions.  The parties hereto shall use
their best efforts to satisfy all conditions precedent to the Closing on or prior to the Closing Date.



	4.5	Consents.  The parties shall obtain all material consents,
assignments or approvals of third parties which may be required to any and all of the transactions contemplated hereby. The
Corporation shall use its best efforts to prepare, file with the U.S. Securities and Exchange and distribute to shareholders a proxy statement, and all other documents relating thereto, and hold a shareholders' meeting relating to the approval of the transaction contemplated by this Agreement as soon as reasonably possible. All disclosure in such documents relating to Newco and the transactions contemplated by this Agreement shall be subject to Newco's approval. The Corporation shall use its best efforts to obtain shareholder approval of the Merger.



	4.6	Voting.  NCS shall vote the Majority Shares in favor of all
transactions necessary to accomplish the Merger between the Corporation and Newco and the transactions contemplated by this Agreement, provided, however, NCS shall not be obligated to vote in favor of the Merger if and only if NCS reasonably determines, in good faith and after full and advised consideration, that such vote in favor of the Merger would cause NCS to breach its fiduciary duties under applicable law.



	4.7	Tax Sharing Agreement.  Within forty-five (45) days after
the Closing Date, NCS shall deliver to Newco a final computation reflecting the amount owed as of the Closing Date to the Corporation or to NCS pursuant to the Tax Sharing Agreement, effective as of December 20, 1993. Newco shall have a period of ten (10) days to agree or disagree with such computation. If
Newco disagrees with such computation, an independent third party mutually agreed upon by Newco and NCS shall compute the amount owed and such determination shall be binding upon NCS and Newco. The amount owed for the period ending January 31, 1996 shall be paid within ten (10) days of determination. The remainder which is associated with NCS's tax year ending January
31, 1997 shall be paid upon NCS's filing of its tax return for the fiscal year ending January 31, 1997.



	4.8	Employee Benefit Plans.  Commencing on the Closing Date,
the Corporation's employees shall be entitled to participate in Newco's employee benefit plans. For purposes of participating in such plans the Corporations employees shall be deemed to have been employees of Newco as of their actual employment commencement date with the Corporation, however, for purposes of this Section 4.8, in no event shall such date be deemed to be less than one (1) year prior to the Closing Date nor shall any employee be deemed to have been employed by the Corporation for more than five (5) years.



	4.9	Confidentiality.  The parties to this Agreement will each
hold, and will use its best efforts to cause its respective officers, directors, employees, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Corporation, Newco and DHT furnished in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by such party, (ii) in the public domain through no fault of any party hereto, or
(iii) later lawfully acquired by a party hereto from sources other than a party hereto, provided that any party hereto may disclose such information to its officers, directors, employees, consultants, advisors and agents, lenders and other investors in connection with the transactions contemplated by this Agreement so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. The obligation of each party hereto to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, such confidences shall be maintained and each party hereto will, and will use its best efforts to cause its officers, directors, employees, consultants, advisors and agents to, destroy or deliver upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from such other party hereto in connection with this Agreement that are subject to such confidence.



	4.10	No Solicitation.  In consideration of the efforts and
expenses incurred by Newco and DHT to effect the consummation of the transactions contemplated herein, the Corporation covenants and agrees that from the date hereof, it shall not initiate, solicit or seek, directly or indirectly, by any means or in any form or manner whatsoever, to enter any transaction with a third party which may result in the sale of all or substantially all of its assets, the sale of its capital stock, its merger with or into another entity or any business combination. Furthermore, the Corporation agrees that in the event, not as a result of its solicitation or initiation, it engages discussions or negotiations, oral or written, with a third party to engage in a transaction which may result in the sale of all or substantially all of its assets, the sale of its capital stock, its merger with or into another entity or any other business combination, it shall immediately notify Newco and keep Newco apprised of the progress of such discussions and/or negotiations, and shall promptly provide Newco true, correct and complete copies of all correspondence and documents related thereto.



	4.11	Covenants of the Corporation.  Sections 4.1, 4.2, 4.3 and
4.8 are solely the responsibility of the Corporation.



ARTICLE 5



CONDITIONS PRECEDENT TO CLOSING



	5.1	Conditions Precedent to the Obligations of Newco.  The
obligation of Newco to complete the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:



		(a)	Representations True at Closing.  The representations and
warranties of the Corporation and NCS contained in this Agreement and all schedules attached hereto, shall be true and correct in all material respects at and as of the date hereof and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time.



		(b)	Compliance with Conditions of Agreement.  The Corporation
and NCS shall have performed and complied in all material respects with all material obligations required by this Agreement as a condition precedent to Closing.



		(c)	Lack of Material Adverse Change.  There shall not have
been any material adverse change in the condition, financial or otherwise, of the Corporations business or in the ability to continue to conduct the business in the usual and ordinary course.



		(d)	Compliance Certificate from Corporation.  The President of
the Corporation, shall deliver to Newco at the Closing a certificate confirming the matters specified in Sections 5.1(a) and (b) as they relate to the Corporation.



		(e)	Board and Shareholder Approval.  The Board of Directors
and shareholders of the Corporation shall have approved the Merger, Agreement of Merger, this Agreement and the transactions contemplated hereby.



		(f)	Secretary's Certificate from Corporation.  A certificate,
dated as of the Closing Date, of the Secretary of the Corporation certifying that: (i) attached is a true and correct copy of the Articles of Incorporation and Bylaws of the Corporation as then in effect; (ii) attached is a true and correct copy and the resolutions adopted by the Board of Directors and shareholders of the Corporation approving the Merger, Merger Agreement, this Agreement and the transactions contemplated hereby; and (iii) to the incumbency and specimen signatures of each officer of the Corporation executing this Agreement and the other agreements and certificates contemplated thereby.



		(g)	Secretary's Certificate from NCS.  A certificate, dated as
of the Closing Date, of the Secretary of NCS certifying that (i) this Agreement and the transactions contemplated hereby have been duly authorized by NCS and (ii) to the incumbency and specimen signatures of each officer of NCS executing this Agreement and the other agreements and certificates contemplated hereby.



		(h)	Compliance Certificate from NCS.  An officer of NCS shall
deliver to Newco at Closing a certificate confirming the matters specified in Sections 5.1(a) and (b) as they relate to NCS.



		(i)	Opinion of Counsel.  Newco shall have received from
Lindquist and Vennum, PLLP, counsel for NCS and Corporation, an opinion, dated as of the Closing, in the form attached hereto as Exhibit "C."



		(j)	Information.  Newco shall have received all information
reasonably requested by it relating to the business of the Corporation.



		(k)	Employee Benefit Plans.  The Corporation shall have
arranged to have terminated all employee benefit plans of any kind or nature, and any and all rights or obligations relating thereto, simultaneous with the Closing or as soon thereafter as practicable except with respect to the Corporation's 401(K) plan and Employee Stock Ownership Plan in connection with which all benefits thereunder shall be frozen prior to the Closing Date.



		(l)	Service Agreement.  The Service Agreement, effective June
1, 1994, between the NCS and the Corporation, and all right and obligations relating thereto, shall be terminated.



		(m)	Security Interest.  NCS shall have terminated all security
interests relating to the Corporation's assets, tangible or intangible, and filed all appropriate termination statements with filing offices.



		(n)	General Assignment.  NCS shall deliver to Newco a general
assignment in a form reasonably satisfactory to Newco and NCS counsel with respect to any interest it may have in the Corporation's patents, patent applications, trademarks, tradenames, service marks or Software. The general assignment shall not include any trademarks, tradenames or service marks identifying or referring to NCS or its business.



		(o)	Absence of Litigation or Claim.  Neither Corporation or
NCS shall have become aware or received notice of any threatened, pending or commenced litigation, arbitration, administrative hearing or investigation, termination of any material contract, or other action seeking to prevent, or having a potential material detrimental effect upon Newco in connection with, the consummation of the transactions contemplated by this Agreement, nor shall such action(s) have been pending, commenced or threatened.



		(p)	All Proceedings to be Satisfactory.  All corporate and
other proceedings to be taken by the Corporation in connection with the transactions contemplate by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Newco and its counsel, and Newco and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.



		(q)	Consents.  Corporation shall have obtained all material
consents required to be obtained by it in connection with the consummation of the transactions contemplated by this Agreement.

	5.2	Conditions Precedent to Obligations of Corporation and NCS.
 The obligation of Corporation and NCS to consummate the transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:



		(a)	Representations True at Closing.  The representations and
warranties of Newco contained in this Agreement shall be true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. Newco shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing.



		(b)	Compliance with Conditions of Agreement.  Newco shall have
performed and complied in all material respects with its obligations required by this Agreement.



		(c)	Norwest Bank.  Newco or DHT shall have entered into an
agreement with Norwest Bank ("Bank") with respect to that certain Line of Credit between the Corporation, as maker, and the Bank, as payee, upon terms satisfactory to NCS, whereby the Bank shall release and hold harmless the NCS under its guarantee of such Letter of Credit. Newco agrees to pay down the amount outstanding under the Letter of Credit if necessary to release and hold harmless the NCS from such guarantee.



		(d)	Lease Commitment.  Newco or DHT shall have entered into
agreements with certain parties to assume the customer and bank lease commitments set forth on Schedule 5.2(d), upon terms satisfactory to NCS, relating to representations and warranties on agreements between the Corporation and its customers and leasing company whereby NCS is currently the guarantor.



		(e)	Promissory Note.  Newco or DHT shall have paid to NCS the
balance outstanding at time of Closing, in satisfaction of all amounts due under that certain promissory note dated March 31, 1995 by and between the Corporation, as maker, and NCS, as payee.



		(f)	Opinion of Counsel.  Corporation and NCS shall have
received from Cohen, Berke, Bernstein, Brodie, Kondell & Laszlo,
P.A., counsel for Newco, an opinion, dated as of the Closing, in the form attached hereto as Exhibit "D."



		(g)	Customer Support Agreements.  Newco or DHT shall have used
its best efforts to assume the customer standby support agreements between NCS and customers of the Corporation listed on Schedule 5.2(d) hereto.



		(h)	Compliance Certificate from Newco.  The President of Newco
shall deliver to the Corporation and NCS at the Closing a certificate confirming the matters specified in Sections 5.2(a) and (b).



		(i)	Secretary's Certificate from Newco.  A certificate, dated
as of the Closing Date, of the Secretary of Newco certifying that: (i) attached is a true and correct copy of the Articles of Incorporation and Bylaws of Newco as then in effect; (ii) attached is a true and correct copy and the resolutions adopted by the Board of Directors and shareholders of Newco approving the Merger, Merger Agreement, this Agreement and the transactions contemplated hereby; and (iii) to the incumbency and specimen signatures of each officer of Newco, executing this Agreement and the other agreements and certificates contemplated hereby.



		(j)	Absence of Litigation or Claim.  Newco shall not have
become aware or received notice of any threatened, pending or commenced litigation, arbitration, administrative hearing or investigation, termination of any material contract, or other action seeking to prevent, or having a potential detrimental effect upon the Corporation or NCS in connection with, the consummation of the transactions contemplated by this Agreement, nor shall such action(s) have been pending, commenced or threatened.

		(k)	All Proceedings to be Satisfactory.  All corporate and
other proceedings to be taken by Newco in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Corporation, NCS and their respective counsel, and the Corporation, NCS and their respective counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.



		(l)	Fairness Opinion and Shareholders Approval.  The fairness
opinion of John G. Kinnard and Company, Inc. shall be satisfactorily updated concurrent with mailing the proxy material to the shareholders and the shareholders of the Corporation shall have duly approved the Merger.



ARTICLE 6



INDEMNIFICATION



	6.1	Indemnification.



		(a)	Subject to subsection (d) below, NCS shall indemnify Newco
and hold it harmless against any loss, liability, damage, deficiency or expense (including reasonable legal expenses and costs as incurred) (collectively, "Losses") which Newco may suffer, sustain or become subject to, directly or indirectly, as a result of or in connection with the breach or inaccuracy by NCS of its representations or warranties contained in Section
3.2 of this Agreement. With respect to claims for breaches of representations or warranties contained in this Agreement, or in any agreement relating to or contemplated hereby, NCS shall be liable with respect to any Losses regardless of when finally ascertained, provided written notice is given by Newco pursuant toParagraph(d) below. Notwithstanding the foregoing, the representations and warranties of NCS and the indemnification obligation of NCS contained in this Agreement shall terminate and expire six (6) months from the Closing Date. Furthermore, the maximum aggregate amount which NCS may be liable for pursuant to its indemnification obligation contained in this Agreement shall be $355,000.



		(b)	Subject to subsection (d) below, Newco shall indemnify the
Corporation and NCS and hold them harmless against any Losses which they may suffer, sustain or become subject to, as the result of or in connection with (i) the breach by Newco of any representation or warranty of Newco contained in this Agreement, or in any agreement relating to or contemplated hereby, or (ii) the breach by Newco of any covenant or agreement of Newco contained in this Agreement or in any agreement relating to or contemplated hereby. With respect to claims for breaches of representation and warranties contained in this Agreement, or in any agreement relating to or contemplated hereby, Newco will be liable with respect to any Losses, regardless of when finally ascertained, if written notice of a claim for such breach is given by Corporation or NCS to Newco pursuant to paragraph (c) below.



		(c)	Subject to subsection (d) below, Newco and DHT shall
indemnify NCS and hold it harmless against any Losses (including without limitation, any cost or expenses associated with performance of standby support obligations) which it may suffer, sustain, incur or become subject to, as a result of or in connection with, any claim, demand or other requirement made or asserted against NCS from and after the Closing Date, under, pursuant to or arising out of any standby support agreement or other similar agreement between NCS and any customer of the Corporation, as listed on Schedule 5.2(d) hereto, pursuant to which NCS guarantees, agrees to provide for or agrees to perform in place of, the performance of the Corporation, (collectively, "Standby Support Agreements"). Notwithstanding subsection (d) below, NCS shall be entitled at its option, but not obligated, to perform the requirements of any Standby Support Agreement, upon customer demand until and unless Newco provides performance which is satisfactory to the customer as confirmed by the customer in writing, and all expense of such performance, if any, in addition to any other Losses resulting from such claim, shall be subject to the indemnity provided in this Section
6.1(c).



		(d)	Any party making a claim for indemnification under this
Section 6.1 (an "Indemnitee") shall notify the indemnifying party (an "Indemnitor") of the claim in writing promptly after discovering the claim or receiving written notice of a claim against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable), and the basis thereof. Any claim for indemnification under this Section 6.1 to the extent such claim can be reasonably quantified, must be for a minimum amount of $15,000 or when the amount of such claim is aggregated with other claims for indemnification brought under this Section 6.1 equals or exceeds $15,000. An Indemnitor shall be entitled to participate in the defense of such action at its expense, and at its option (subject to the limitations set forth below) shall be entitled to assume control of such defense with reputable counsel; provided, that prior to Indemnitor assuming control of such defense it or they shall first verify to the Indemnitee in writing that such Indemnitor shall be fully responsible for such claim and that it will provide the full indemnification required hereunder to Indemnitee with respect to such claim, including payment thereof and performance thereunder; and provided further, that:



			(i)	The Indemnitee shall be entitled to participate in the
defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of such separate counsel which shall be borne by Indemnitee.  Notwithstanding the
foregoing, the fees and expensesof such separate counsel
incurred prior to the date the Indemnitor's counsel effectively assumes control of such defense shall be borne by the
Indemnitor; and



			(ii)	The Indemnitee shall be entitled to assume control of
such defense and shall bear the fees and expenses of counsel retained by the Indemnitor if, upon petition by Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim; and



			(iii)	The Indemnitor shall not be entitled to control the
defense of any claim to the extent that the claim seeks an
injunction or equitable relief against Indemnitee which, if
successful, could materially interfere with the business of the
Indemnitee.  If the Indemnitor, with the consent of the
Indemnitee, shall control the defense of any such claim, the
Indemnitor shall obtain the prior written consent of the
Indemnitee (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnitee.



			(iv)	If the claim is the result of an asserted breach of any
warranty, representation or covenant, and such claim is
material, then the costs of defense of such claim shall be borne by the Indemnitor on a current basis if so requested by
Indemnitee.



ARTICLE 7



MISCELLANEOUS PROVISIONS



	7.1	Survival of Representations and Warranties.  Unless limited
herein to the contrary, all representations, warranties, covenants and other agreements contained herein or appended hereto shall survive the execution and delivery of this agreement and the Closing, irrespective of any investigation made by or on behalf of either party.



	7.2	Notices.  All notices which are permitted or required under
this Agreement shall be in writing and delivered personally or by certified mail, postage prepaid, addressed as follows, or to such other person or address as may be designated by written notice by one party to another:



	If to Newco:	      	DMI ACQUISITION CORP.
           			      	101 Southhall Lane, Suite 210
           				      Maitland, Florida  32751
           			      	Attn:  Mitchel J. Laskey, President

	With a copy to:		  Richard N. Bernstein, Esq.
                 				Cohen, Berke, Bernstein,
               				  Brodie, Kondell & Laszlo, P.A.
                 				Terremark Centre, 19th Floor
                 				2601 South Bayshore Drive
                 				Miami, Florida  33133



	If to DHT:	        	Dynamic Healthcare Technologies, Inc.
                 				101 Southhall Lane, Suite 210
                 				Maitland, Florida  32751
                 				Attn:  Mitchel J. Laskey, President



	With a copy to:   		Richard N. Bernstein, Esq.
                 				Cohen, Berke, Bernstein,
               				  Brodie, Kondell & Laszlo, P.A.
                 				Terremark Centre, 19th Floor
                 				2601 South Bayshore Drive
                 				Miami, Florida  33133



	If to Corporation:	 DIMENSIONAL MEDICINE, INC.
                 				10901 Bren Road East
                 				Minnesota, MN  55343
                 				Attn:  John Paumen, President



	With a Copy to:	   	John Houston, Esq.
                 				Lindquist & Vennum, P.L.L.P.
                 				4200 IDS Center
                 				Minneapolis, MN  55402



	If to NCS:        		NATIONAL COMPUTER SYSTEMS, INC.
                 				11000 Prairie Lakes Drive
                 				Eden Prairie, Minnesota  55354
                 				Attn:  Ms. Adrienne Tietz



	With a Copy to:   		Mr. Michael C. Brewer, Esq.
                 				National Computer Systems, Inc.
                 				11000 Prairie Lakes Drive
                 				Eden Prairie, Minnesota  55354



Notices shall be deemed delivered when delivered personally or when mailed by prepaid certified or registered mail with return receipt requested, or air courier which provides for evidence of delivery.



		The addresses set forth above shall be conclusive for all purposes unless and until written notice of a change of address shall be sent to the parties herein.



	7.3	Notification of Certain Matters.  Corporation and NCS shall
give prompt notice to Newco of:



		(a)	any notice of, or other written communication relating to,
any default or event which with notice or lapse of time or both, would become a default, received by Corporation, NCS or any affiliate, subsequent to the date of this Agreement and prior to the date of closing, under any contract, agreement or instrument to which Corporation is a party;

		(b)	any notice or other communication from any third party
alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;



		(c)	any written communication from any third party, or any
oral communication from any third party which Corporation or NCS reasonably believes is the precursor of a written communication challenging the legality or fairness of this Agreement or threatening any action or proceeding in respect to this Agreement with a view to preventing the consummation of this transaction; and



		(d)	the occurrence of any event or the failure of any event to
occur that results in a breach of any representation or warranty of Corporation or NCS or a failure of Corporation or NCS to comply with any covenant, condition or agreement contained herein.



		(e)	Any notice of the exercise of dissenter's rights by any
Corporation stockholder.



	7.4	Termination.  This Agreement may be terminated and the
Merger may be abandoned at anytime prior to the Closing
(notwithstanding any approval of this Agreement by the shareholders of the Corporation):



		(a)	by mutual written consent of the Corporation and Newco;



		(b)	by either the Corporation or Newco, if there has been a
material misrepresentation, material breach of warranty or violation of any material covenant on the part of the other party in the representations, warranties and covenants contained herein;



		(c)	by either the Corporation or Newco, if the Closing has not
occurred by May 15, 1996; provided that no party may terminate this Agreement pursuant to this clause if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason the Closing shall not have occurred on or before said date;



		(d)	by either the Corporation or Newco, if there shall be any
law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Corporation or Newco from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and non-appealable;



		(e)	by either the Corporation and Newco, if the Corporation's
shareholders shall have voted on and failed to adopt and approve this Agreement and the Merger.



	7.5	Knowledge.  In the context of this Agreement, where the
standard of knowledge is applied with respect to any representation or warranty on the part of the Corporation, this shall mean the knowledge of John Paumen, Mark Holman or Adrienne
Tietz. In the context of this Agreement, where the standard of knowledge is applied with respect to any representation or warranty on the part of NCS, this shall mean the knowledge of Adrienne Tietz.



	7.6	No Assignment.  This Agreement may not be assigned by
either party without the prior written consent of the other party.



	7.7	Severability.  Any provision of this Agreement which is
invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.



	7.8	Governing Law.  This Agreement is deemed to have been made
in the State of Florida and its interpretations, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of the State of Florida for contracts made and to be performed in that State.

	7.9	Schedules.  It is acknowledged and agreed that all
schedules to this Agreement are an integral part hereof and are incorporated, in total, by reference fully as a part of this Agreement in all respects. Any schedule or exhibit which is not attached hereto at the time of the execution of this Agreement shall be exchanged at or prior to the time of Closing, and shall be subject to review and approval by the parties hereto and agreed to by them.



	7.10	Incorporation and Amendment.  This writing constitutes the
entire agreement of the parties superseding and extinguishing all prior agreements or understandings, representations or warranties, relating to the subject matter hereof. This
Agreement may not be modified, amended or terminated except by written agreement specifically referring to this Agreement signed by the parties hereto.



	7.11	Remedies.  Newco, and Corporation and NCS agree that any
dispute arising among the parties hereto shall be settled by a court of competent jurisdiction in accordance with applicable law and that the parties shall be free to petition the court for all appropriate legal and/or equitable remedies inclusive of specific performance and injunctive relief.



	7.12	Waiver.  No waiver of any breach or default hereunder
shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.



	7.13	Headings.  The paragraph headings contained herein are for
the purpose of convenience only and are not intended to define or limit the contents of said paragraphs.



	7.14	Further Action.  Each party hereto shall take such further
action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.



	7.15	Counterparts.  This Agreement may be executed in one or
more counterparts, all of which taken together shall be deemed one original.



	7.16	Venue.  The parties hereto mutually agree that proper
venue with respect to any dispute arising hereunder, related hereto and connected herewith shall be Seminole County, Florida.



	7.17	Public Announcements.  No party shall, without the prior
written consent from the other parties, issue any press release or furnish any written statement to the Corporation's employees or to the public concerning the transactions contemplated by this Agreement.





[THE BOTTOM OF THIS PAGE INTENTIONALLY BLANK]

	IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.



                         						THE CORPORATION:

                         						DIMENSIONAL MEDICINE INC.,
                               a Minnesota corporation



                         						By:  /S/JOHN P. PAUMEN
                                    John P. Paumen, President



                         						NCS:

                          					NATIONAL COMPUTER SYSTEMS, INC.,
                               a Minnesota	corporation



                         						By:  /S/ADRIENNE T. TIETZ
                                    Adrienne T. Tietz, Vice President



                         						NEWCO:

                         						DMI ACQUISITION CORP.,
                               a Florida corporation



                         						By:  /S/MITCHEL J. LASKEY
                                    Mitchel J. Laskey, President



                         						DHT:

                         						DYNAMIC HEALTHCARE TECHNOLOGIES, INC.,
                               a	Nebraska corporation



                               By:  /S/MITCHEL J. LASKEY
                                   	Mitchel J. Laskey, President

                                 AMENDMENT
                              to that certain
                              Merger Agreement
                                by and among
                           DMI Acquisition Corp.,
                   Dynamic Healthcare Technologies, Inc.,
                      National Computer Systems, Inc.,
                                    and
                        Dimensional Medicine, Inc.
                          dated February 5, 1996.



	This Amendment is entered into effective as of March 26, 1996, by and among DMI ACQUISITION CORP., a Florida corporation
("Newco"), DYNAMIC HEALTHCARE TECHNOLOGIES, INC., a Nebraska corporation ("DHT"), NATIONAL COMPUTER SYSTEMS, INC., a
Minnesota corporation ("NCS") and DIMENSIONAL MEDICINE, INC., a
Minnesota corporation (the "Corporation") for the purpose of amending the Merger Agreement described above. The parties respectively acknowledge the receipt and sufficiency of the consideration for this Amendment and that it is binding, enforceable and modifies the Merger Agreement as contemplated by
Section 7.10 therein.



I.	The text of Section 5.2(d) of the Merger Agreement is deleted in its entirety and the following is substituted:  "[Reserved.]"



II.	The text of Section 6.1(c) of the Merger Agreement is
deleted in its entirety and the following is substituted:



	"Subject to subsection (d) below, Newco and DHT shall indemnify NCS and hold it harmless against any Losses (including without limitation, any cost or expenses associated with performance of lease or standby support obligations) which it may suffer, sustain, incur or become subject to, as a result of or in connection with, any claim, demand or other requirement made or asserted against NCS from and after the Closing Date, under, pursuant to or arising out of: (i) any standby support agreement or other similar agreement between NCS and any customer of the Corporation, as listed on Schedule 5.2(d) hereto, pursuant to which NCS guarantees, agrees to provide for or agrees to perform in place of, the performance of the Corporation, (collectively, "Standby Support Agreements"), or
(ii) any guarantees listed under the heading "Lease Guarantees" on Schedule 5.2(d) hereto. Notwithstanding subsection (d) below, NCS shall be entitled at its option, but not obligated, to perform the requirements of any Standby Support Agreement, upon customer demand until and unless Newco provides performance which is satisfactory to the customer as confirmed by the customer in writing, and all expense of such performance, if any, in addition to any other Losses resulting from such claim, shall be subject to the indemnity provided in this Section
6.1(c)."

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.



                           						THE CORPORATION:

                           						DIMENSIONAL MEDICINE, INC.,
                                 a Minnesota corporation



                                 By:  /S/JOHN P. PAUMEN
                                      John P. Paumen, President



                                 NCS:

                           						NATIONAL COMPUTER SYSTEMS, INC.,
                                 a Minnesota corporation



                           						By:  /S/ADRIENNE T. TIETZ
                                      Adrienne T. Tietz, Vice President



                                 DHT:

                                 DYNAMIC HEALTHCARE TECHNOLOGIES, INC.,
                                 a Nebraska corporation



                                 By:  /S/MITCHEL J. LASKEY
                                      Mitchel J. Laskey, President



                                 NEWCO:

                                 DMI ACQUISITION CORP.,
                                 a Florida corporation



                                 By:  /S/MITCHEL J. LASKEY
                                      Mitchel J. Laskey

                              AMENDMENT NO. 2
                     to that certain Merger Agreement
                    By and among DMI Acquisition Corp.,
                  Dynamic Healthcare Technologies, Inc.,
                     National Computer Systems, Inc.
                                  and
                        Dimensional Medicine, Inc.
                          dated February 5, 1996
                    and amended as of March 26, 1996.



	This Amendment is entered into effective as of May 1, 1996 by and among DMI ACQUISITION CORP., a Florida corporation
("Newco"), DYNAMIC HEALTHCARE TECHNOLOGIES, INC., a Nebraska corporation ("DHT"), NATIONAL COMPUTER SYSTEMS, INC., a
Minnesota corporation ("NCS") and DIMENSIONAL MEDICINE, INC., a Minnesota corporation ("DMI") for the purpose of amending the Merger Agreement described above. The parties respectively acknowledge the receipt and sufficiency of the consideration for this Amendment and that it is binding, enforceable and modifies the Merger Agreement as contemplated by Section 7.10 therein.



I.	The text of Section 5.2(e) is deleted in its entirety and the following is substituted:



	"The amount outstanding under that certain Promissory Note dated March 31, 1995 by and between the Corporation, as maker, and NCS, as payee, as of May 1, 1996 is $541,938.00 plus accrued interest of $2,762.00. Newco shall, as of the Closing, have paid to NCS $294,745.00 and shall have executed and delivered to NCS a Promissory Note in the form of Exhibit A hereto committing to pay NCS $250,000 on or before July 1, 1996, provided that the amount outstanding shall be due and payable immediately if Newco has not provided NCS on or prior to June 15, 1996 a letter which evidences Newco's ability to satisfy the obligation incurred under the Promissory Note by July 1, 1996. The Promissory Note shall bear interest at the rate of 8.25% per annum, shall be fully secured pursuant to a security agreement in the form attached hereto as Exhibit B and Newco shall operate in accordance with a lockbox arrangement in the form attached hereto as Exhibit C."



II.	The text of Section 5.1(m) of the Merger Agreement is
deleted in its entirety and the following is substituted:
"[Reserved]."



III.	The text of Section 4.7 of the Merger Agreement is deleted
in its entirety and the following is substituted:



	"At the closing, NCS shall deliver its check in the amount of $63,964.00 to Newco in full satisfaction of amounts due by NCS to the Corporation for the period ending January 31, 1996 pursuant to the Tax Sharing Agreement effective as of December
20, 1993.  The remainder owed pursuant to the Tax Sharing
Agreement which is associated with NCS's tax year ending January
31, 1997 shall be paid upon NCS's filing of its tax return for the fiscal year ending January 31, 1997."



IV.	At the closing, NCS shall pay to Lindquist & Vennum, counsel to DMI, all legal fees due to be paid by DMI to Lindquist &
Vennum as of May 1, 1996 in an amount not to exceed $52,000, and shall be reimbursed from funds deposited with DMI in accordance with the lockbox arrangement described above. NCS shall be entitled to retain from the first funds received in the lockbox following the Closing such amount as is necessary to satisfy the amount paid to Lindquist & Vennum.



V.	All terms and conditions of the Merger Agreement not
specifically amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.



                       						DIMENSIONAL MEDICINE, INC.



                       						By:  /S/MARK HOLMAN
                                 	Mark Holman, Chief Financial Officer
                                  and Secretary



                             NATIONAL COMPUTER SYSTEMS, INC.



                         				By:  /S/ADRIENNE T. TIETZ
                                 	Adrienne T. Tietz, Vice President



                             DYNAMIC HEALTHCARE TECHNOLOGIES, INC.



                             By:  /S/DAVID M. POMERANCE
                                 	Its:  CEO




                             DMI ACQUISITION CORP.



                             By:  /S/DAVID M. POMERANCE
                                  David M. Pomerance, Secretary

                    ARTICLES OF MERGER AND AGREEMENT AND
                              PLAN OF MERGER



	This Articles of Merger and Agreement and Plan of Merger ("Agreement of Merger") is made as of April 29, 1996 by and between DMI Acquisition Corp., a Florida corporation (the "Surviving Corporation"), and Dimensional Medicine, Inc., a Minnesota corporation ("DMI"). The Surviving Corporation and DMI are sometimes hereinafter collectively referred to as "Constituent Corporations".



                 W I T N E S S E T H:



	WHEREAS, the Surviving Corporation is corporation duly organized and existing under the laws of the State of Florida and, as of the date hereof, the authorized capital stock of the Surviving Corporation consists of 10,000 shares of common stock, $.01 par value, of which one hundred (100) shares are issued and outstanding;



	WHEREAS, DMI is a corporation duly organized and existing under the laws of the State of Minnesota and, as of the date hereof, the authorized capital stock of DMI consists of 50,000,000 shares of common stock, $.15 par value per share ("DMI Common
Stock"), of which 32,533,460 shares are issued and outstanding;



	WHEREAS, the Surviving Corporation, DMI and certain shareholders of DMI have entered into a certain Merger Agreement dated as of February 5, 1996, as amended, (the "Merger Agreement"), which sets forth certain representations, warranties, covenants and other agreements in connection with the transactions therein and herein contemplated and which contemplates the merger (the "Merger") of DMI with and into the Surviving Corporation in accordance with this Agreement of Merger; and



	WHEREAS, the Boards of Directors of each of the Constituent Corporations deem the Merger advisable and in the best interests of each such corporation and their respective shareholders, and the Boards of Directors of each of the Constituent Corporations and the shareholders of each of the Constituent Corporations have adopted and approved the Merger Agreement and this Agreement of Merger in accordance with the laws of their respective States of incorporation.



	NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:



                          ARTICLE 1



	1.	The Merger.  Upon the terms and subject to the conditions
set forth herein and in the Merger Agreement, DMI shall be merged with and into the Surviving Corporation effective as of11:59 p.m. Central Standard Time on May 1, 1996. Such time shall be referred to as the "Effective Time," and the "Effective
Date" of the Merger shall be the date of the Effective Time. On or about the Effective Date, the Constituent Corporations shall file with the Secretary of State of the State of Minnesota articles of merger prepared and executed in accordance with
Section 302A.615 of the Minnesota Statutes, together with such other agreements and documents required to be filed by a foreign surviving corporation pursuant to Section 302A.615(4) and otherwise. As of the Effective Date, the separate corporate existence of DMI shall cease and the Surviving Corporation shall be the surviving corporation of the Merger. The separate corporate existence of the Surviving Corporation shall continue unaffected and unimpaired by the Merger.

                               ARTICLE 2



	2.1	Articles of Incorporation.  The Articles of Incorporation
of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall remain in effect and be the Articles of Incorporation of the Surviving Corporation at and after the Effective Time until duly amended in accordance with the FBCA.



	2.2	Bylaws.  The Bylaws of the Surviving Corporation, as in
effect immediately prior to the Effective Time, shall remain in effect and be the Bylaws of the Surviving Corporation at and after the Effective Time until duly amended in accordance with such Bylaws and applicable law.



                               ARTICLE 3



	3.1	Exchange and Cancellation of Securities in the Merger.  At
the Effective Time:



		3.1.1	Each share of the common stock of the Surviving
Corporation that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding thereafter and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.



		3.1.2	Each share of DMI Common Stock which constitutes
treasury stock immediately prior to the Effective Time shall be canceled immediately prior to the Effective Time.



		3.1.3	Each holder of issued and outstanding shares of DMI
Common Stock which are outstanding immediately prior to the Effective Time shall exchange all of his, her or its shares of DMI Common Stock for cash and/or other consideration to which such holder is entitled pursuant to the terms and conditions set forth in the Merger Agreement, subject to the rights of dissenting shareholders pursuant to Section 302A.471 of the Minnesota Statutes. The procedures regarding the assertion of dissenters' rights shall be conducted in accordance with Section
302A.473 of the Minnesota Statutes.



		3.1.4	Each and every share of DMI Common Stock and other
capital stock of DMI, if any, and any and all options, warrants, securities and/or other rights to directly or indirectly acquire,whether of record or beneficially, shares of DMI Common
Stock and/or other capital stock, securities, equity interests or profit participation rights with respect to DMI, whether or not vested, which prior to the Effective Date are issued or outstanding, shall be canceled, terminated and of no further force or effect.



	3.2	Surrender and Payment.



		3.2.1	As soon as practicable after the Effective Date, a
letter of transmittal and instructions will be mailed or otherwise made available for use in surrendering to Norwest Bank
Minnesota, N.A. (the "Exchange Agent") stock certificates which immediately prior to the Effective Date represented shares of DMI Common Stock. Each holder of record of a stock certificate
(a "Certificate") entitled to be exchanged as set forth in
Section 3.1.3 (other than holders who properly exercise rights of dissenting shareholders under Minnesota law) will be entitled to receive, upon proper surrender thereof to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the cash and/or other consideration as described in
Section 3.1.3. Until so surrendered, each Certificate shall be deemed for all corporate purposes to evidence only the right to receive upon proper surrender (together with a properly completed and duly executed letter of transmittal) the cash and/or other consideration into which the holder thereof may exchange same.



		3.2.2	Upon the Effective Time, the stock transfer books of DMI
shall be closed and no transfer of shares of DMI Common Stock shall thereafter be made. Any cash or other consideration deposited with the Exchange Agent for the benefit of the holders of Certificates which remain unclaimed after the expiration of one year after the Effective Date shall be delivered to the Surviving Corporation by the Exchange Agent and, thereafter, the Exchange Agent shall not be liable to any person claiming the same. No interest shall accrue or be payable to or for the benefit of such holders with respect to any cash or other consideration held by the Exchange

Agent or the Surviving
Corporation. After the return to the Surviving Corporation by the Exchange Agent of unclaimed cash or other consideration, the Surviving Corporation shall, upon surrender to it of a Certificate, deliver to the holder thereof the cash and/or other consideration to which said holder shall be entitled pursuant to
Section 3.1.3 hereof.



		3.2.3	If any cash or other consideration is to be paid to a
person other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition of the payment thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by virtue of the payment of said consideration to a person other than the registered holder of the Certificate surrendered.



                               ARTICLE 4



	4.1	Effect of Merger. When the Merger has been effected:



		4.1.1	The separate existence of DMI shall cease and the
corporate existence and corporate identity of the Surviving
Corporation shall continue as the surviving corporation of the Merger.



		4.1.2	The Surviving Corporation shall have the rights,
privileges, immunities and powers, and shall be subject to all of the duties and liabilities, of a corporation under the FBCA.



		4.1.3	The Surviving Corporation shall possess all of the
rights, privileges, immunities and franchises, of a public as well as a private nature, of DMI, and all property, real
(immovable), personal (movable), intangible and mixed, and all debts due on whatever accounts, including subscriptions to shares, and all other choses of action, and all and every other interest belonging to DMI, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without act or deed.



		4.1.4	The Surviving Corporation shall be responsible and
liable for all liabilities and obligations of DMI, and any claim existing or action or proceeding pending by or threatened against DMI may be prosecuted as if the Merger had not taken place, and the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor liens upon the property of DMI shall be impaired by the Merger.



                                ARTICLE 5



	5.1	Counterparts.  This Agreement of Merger may be executed in
one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.



	5.2	Dates of Shareholder Approval.  This Articles of Merger and
Agreement and Plan of Merger, the Merger Agreement and the Merger were duly approved and adopted by (i) unanimous written consent of the sole shareholder of the Surviving Corporation dated as of April 29, 1996, and (ii) a majority of the shareholders of DMI pursuant to a special meeting of the shareholders of DMI held on April 29, 1996.



	5.3	Dates of Board of Director Approval.  This Articles of
Merger and Agreement and Plan of Merger, the Merger Agreement and the Merger were duly approved and adopted by (i) unanimous written consent of the Board of Directors of the Surviving
Corporation dated as of February 5, 1996, and (ii) unanimous vote of the Board of Directors of DMI at a meeting held on April
29, 1996.

	IN WITNESS WHEREOF, each of the Constituent Corporations have caused this Agreement of Merger to be executed by their respective officers hereunto duly authorized, all as of the date first above written.



ATTEST:	                           			DMI ACQUISITION CORP., a Florida
                                      corporation



By:  /S/DAVID M. POMERANCE          		By:  /S/MITCHEL J. LASKEY
Name:    David M. Pomerance	       			Name:    Mitchel J. Laskey
Title:   Secretary			               		Title:   President





ATTEST:			                          		DIMENSIONAL MEDICINE, INC.,
                                      a Minnesota	corporation



By:  /S/MARK HOLMAN                 		By:  /S/JOHN P. PAUMEN
Name:    Mark Holman	             				Name:    John P. Paumen
Title:   Secretary 		              			Title:   President

CERTIFICATE OF THE SECRETARY
                                   OF
                          DMI ACQUISITION CORP.



	I, DAVID M. POMERANCE, Secretary of DMI Acquisition Corp., a Florida corporation (the "Corporation"), hereby certify that:



	1.	The Articles of Merger and Agreement and Plan of Merger to
which this Certificate is attached has been duly executed on behalf of the Corporation by its President and Secretary under the corporate seal of the Corporation.



	2.	The Articles of Merger and Agreement and Plan of Merger was
approved and adopted by unanimous written consent of sole shareholder of the Corporation dated as of April 29, 1996.





	IN WITNESS WHEREOF, the undersigned has executed this certificate as of April 29, 1996.






                                   /S/DAVID M. POMERANCE
                                   David M. Pomerance, Secretary

CERTIFICATE OF THE SECRETARY
                                  OF
                       DIMENSIONAL MEDICINE, INC.



	I, MARK HOLMAN, Secretary of Dimensional Medicine, Inc., a Minnesota corporation (the "Corporation"), hereby certify that:



	The Articles of Merger and Agreement and Plan of Merger to which this Certificate is attached has been duly executed on behalf of the Corporation by its President and Secretary under the corporate seal of the Corporation.



	The Articles of Merger and Agreement and Plan of Merger was approved and adopted by a vote of a majority of the shareholders of the Corporation pursuant to a special meeting of the shareholders held on April 29, 1996.





	IN WITNESS WHEREOF, the undersigned has executed this certificate as of April 29, 1996.







                               								/S/MARK HOLMAN
                                       Mark Holman, Secretary